UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2005

CYGNE DESIGNS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22102	04-2843286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 West 42nd Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 997-7767

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

On October 28, 2005, Cygne Designs, Inc. (the “Company”) dismissed Mahoney Cohen & Company, CPA, P.C. (“MC”) as the Company’s independent registered public accounting firm. On the same date, the Company engaged Ernst & Young LLP as the Company’s independent registered public accounting firm. The decision to change independent registered public accounting firms and the appointment of the new independent registered public accounting firm was made by the audit committee of the Company’s board of directors.

The audit reports of MC on the consolidated financial statements of the Company as of and for the fiscal years ended January 31, 2004 and January 29, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended January 31, 2004 and January 29, 2005 and through the date of this Form 8-K, there were no disagreements between the Company and MC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to MC’s satisfaction, would have caused MC to make reference to the subject matter of the disagreement in connection with its reports. None of the reportable events described under Item 304 (a) (1) (v) of Regulation S-K occurred within the Company’s two most recent fiscal years ended January 31, 2004 and January 29, 2005 or through the date of this Form 8-K.

MC was provided a copy of the above disclosures and was requested to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree. A letter from MC is attached hereto as Exhibit 16.

During the fiscal years ended January 31, 2004 and January 29, 2005, and through the date of this Form 8-K, the Company did not consult with Ernst & Young LLP regarding any of the matters or reportable events set forth in Item 304 (a) (2) (i) and (ii) of the Regulation S-K.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

( c ) Exhibits

Exhibit 16	Letter from MC to the Securities and Exchange Commission dated October 28, 2005.

Exhibit 99	Press Release issued by Registrant dated October 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2005

CYGNE DESIGNS, INC.
(Registrant)

By:	/s/ Roy E. Green
Name:	Roy E. Green
Title:	Chief Financial Officer